Exhibit 99.3
Pregis Corporation
Unaudited Pro Forma Combined Condensed Financial Information
     The following unaudited pro forma combined condensed financial information of Pregis Corporation (the “Company” or “Pregis”) has been prepared to illustrate the effects of the acquisition of Petroflax S.A. (“Petroflax”) on the historical financial position and results of operations of the Company. On July 4, 2007, Pregis, through its wholly owned subsidiary Pregis GmbH, entered into a sale and purchase agreement (the “Agreement”) with Mirto Trading LTD (the “Seller”) and Mr. Birliba Mihai, Ms. Olariu Angela, Mr. Mitrea Florin and Pro Logistics S.R.L. (collectively, the “Former Shareholders”) pursuant to which the Company acquired all of the outstanding share capital of Petroflax (the “Acquisition”).
     The unaudited pro forma combined condensed balance sheet as of June 30, 2007 gives effect to the Acquisition as if it had occurred on June 30, 2007. The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2007 and the year ended December 31, 2006 give effect to the Acquisition as if it had occurred on January 1, 2006.
     The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized had the Acquisition been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results. The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes. The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management believes are reasonable and may be revised as additional information becomes available. These pro forma adjustments do not include any cost savings from synergies or costs of integration that may occur as a result of the Acquisition.
     The unaudited pro forma combined condensed financial information should be read in conjunction with 1) the Company’s audited historical consolidated financial statements as of and for the year ended December 31, 2006 included in its registration statement on Form S-4 as filed with the SEC, 2) the Company’s historical unaudited financial statements as of and for the six-months ended June 30, 2007 included in its Quarterly Report on Form 10-Q for the period ended June 30, 2007, and 3) the Petroflax financial statements included elsewhere herein.

Exhibit 99.3
Pregis Corporation
Unaudited Pro Forma Combined Condensed Balance Sheet
As of June 30, 2007
(in thousands)

	Pregis		Pro Forma
	Corporation	Petroflax	Adjustments		Pro Forma
Assets
Current assets
Cash and temporary cash investments	$60,447	$606	$(12,520	) (1)	$48,533
Trade and other receivables	163,552	1,708	—		165,260
Inventories	105,876	571	—		106,447
Other current assets	18,471	229	—		18,700

Total current assets	348,346	3,114	(12,520)		338,940

Property, plant and equipment, net	264,475	3,548	(1,500	) (2)
			1,400	(3)	267,923

Other assets
Goodwill	134,786	—	6,447	(3)	141,233
Intangible assets, net	45,141	—	1,000	(3)	46,141
Other assets	37,764	—	—		37,764

Total assets	$830,512	$6,662	$(5,173)		$832,001

Liabilities and stockholders’ equity

Current liabilities
Current portion of long-term debt	$2,018	$2,711	$(2,711	) (4)	$2,018
Accounts payable	103,846	1,015	—		104,861
Accrued expenses and other	54,416	1,028	(747	) (4)	54,697

Total current liabilities	160,280	4,754	(3,458)		161,576
Long-term debt	458,398	—	—		458,398
Deferred income taxes	36,005	100	—		36,105
Other liabilities	26,280	93	—		26,373

Total liabilities	680,963	4,947	(3,458)		682,452
Stockholders’ equity	149,549	1,715	(1,500	) (2)
			(215	) (5)	149,549

Total liabilities and stockholders’ equity	$830,512	$6,662	$(5,173)		$832,001

Exhibit 99.3
Pregis Corporation
Unaudited Pro Forma Combined Condensed Statement of Operations
For the Six Months Ended June 30, 2007
(in thousands)

	Pregis		Pro Forma
	Corporation	Petroflax	Adjustments		Pro Forma
Net sales	$480,547	$5,344	$—		$485,891
Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	358,648	4,066	—		362,714
Selling, general and administrative	64,696	404	—		65,100
Depreciation and amortization	26,494	117	55	(6)	26,666

Total operating costs and expenses	449,838	4,587	55		454,480

Operating income	30,709	757	(55)		31,411
Interest expense, net	22,689	72	(72	) (7)	22,689
Foreign exchange gain	(1,722)	—	—		(1,722)

Income before income taxes	9,742	685	17		10,444
Income tax expense (benefit)	6,669	90	3	(8)	6,762

Net income	$3,073	$595	$14		$3,682

Exhibit 99.3
Pregis Corporation
Unaudited Pro Forma Combined Condensed Statement of Operations
For the Year Ended December 31, 2006
(in thousands)

	Pregis		Pro Forma
	Corporation	Petroflax	Adjustments		Pro Forma
Net sales	$925,499	$8,561	$—		$934,060
Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	713,784	6,610	—		720,394
Selling, general and administrative	125,944	376	—		126,320
Depreciation and amortization	53,179	160	110	(6)	53,449

Total operating costs and expenses	892,907	7,146	110		900,163

Operating income	32,592	1,415	(110)		33,897
Interest expense, net	42,289	74	(74)	(7)	42,289
Foreign exchange gain	(6,139)	—	—		(6,139)

Income (loss) before income taxes	(3,558)	1,341	(36)		(2,253)
Income tax expense (benefit)	4,842	189	(6)	(8)	5,025

Net income (loss)	$(8,400)	$1,152	$(30)		$(7,278)

Exhibit 99.3
Notes to Unaudited Pro Forma Combined Condensed Financial Statements
(amounts in thousands, unless otherwise noted)
(1)	According to the terms of the Agreement, the purchase price for all of the outstanding share capital of Petroflax was defined as €8.2 million, less indebtedness. The Agreement allows adjustments to the purchase price for Petroflax’s cash on hand at the date of acquisition, certain defined capital investments made by Petroflax, and customary working capital adjustments (which are expected to be minimal). The adjusted purchase price is calculated as follows (based on a U.S. dollar/Euro exchange rate at June 30, 2007 of 1.3535 to 1.00):

Original purchase price	$11,082
Estimated adjustments to purchase price:
Petroflax cash on hand	606
Capital investments, as defined	426
Direct fees and expenses	406

Adjusted purchase price	$12,520

The purchase price for the Acquisition was funded by the Company’s cash on hand. Set forth below are the estimated sources and uses of funds pertaining to the Acquisition, assuming it took place as of June 30, 2007.

Sources		Uses
Cash on hand	$12,520	Purchase outstanding capital stock	$8,656
		Repay Petroflax bank debt	2,711
		Repay Petroflax shareholder loan	747
		Cash to fund direct fees / expenses	406

Total sources	$12,520	Total uses	$12,520

(2)	Reflects the balance sheet adjustment for Petroflax assets which were not acquired by the Company. In accordance with the terms of the Agreement, certain property and equipment having a net book value of approximately $1,500 was retained by a former shareholder.
(3)	Reflects the allocation of purchase price in excess of net assets acquired, as if the Acquisition took place on June 30, 2007.

Aggregate purchase price (per (1) above)	$12,520
Less: Net book value of assets acquired (a)	3,673

Excess	8,847
Allocable to:
Property, plant and equipment	1,400
Customer relationships	1,000

Goodwill	$6,447

The purchase price has been allocated to net assets acquired based on preliminary valuation analyses prepared by Company management. Based on management’s current estimates, the historical value of property, plant and equipment is expected to increase by approximately $1,400 to reflect it at fair value, and a customer relationship intangible asset with a value of approximately $1,000 is expected to be established. The Company’s management believes that the historical carrying value of Petroflax’s remaining assets and liabilities is a reasonable estimate of fair value given their short-term

Exhibit 99.3
nature.	This allocation of purchase price is preliminary and may change once the Company’s management has finalized its valuation analyses.
(a)	The net book value of assets acquired has been determined as follows:

Total assets	$6,662
Less assets not acquired (see (2) above)	(1,500)
Less historical liabilities	(4,947)
Add: Debt not assumed (see (1) above)	3,458

Net book value of assets acquired	$3,673

(4)	Reflects the payment of Petroflax’s historical bank debt and shareholder loan as of the Acquisition date, per Note (1) above.

(5)	Reflects elimination of the remainder of Petroflax’s historical stockholders’ equity, after taking into account the adjustment for assets retained by a former shareholder, as outlined in Note (2) above.

(6)	Reflects adjustment to historical depreciation and amortization expense, as noted below:

	Six months ended	Year ended
	June 30, 2007	December 31, 2006
Historical depreciation on assets not acquired	$(65)	$(130)
Additional depreciation on property, plant and equipment step-up (assuming 10-year average remaining useful life)	70	140
Amortization expense on customer relationship intangible (assuming 10-year estimated life)	50	100

Net adjustment — depreciation and amortization	$55	$110

(7)	Reflects elimination of Petroflax’s historical interest expense, since the related debt was paid off in connection with the Acquisition.

(8)	Reflects the tax effect of the pro forma depreciation and amortization and interest expense adjustments, at the estimated statutory rate of 16%.